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                                  EXHIBIT 23.1


August 1, 2001


UNITED STATES SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, DC 20549
USA



Dear Sirs:

We have read the statements made by NetMeasure Technology Inc. pursuant to Item 5 of Form 8-K/A dated August 1, 2001. We agree with the statements concerning our firm in this Form 8-K/A.


Yours very truly,




DAVIDSON & COMPANY
Chartered Accountants

A MEMBER OF SC INTERNATIONAL